Exhibit 12.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

I, Valentios Valentis, certify that:

1. I have reviewed this annual report on Form 20-F/A of Pyxis Tankers Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 6, 2019

/s/ Valentios Valentis
Valentios Valentis
Chief Executive Officer (Principal Executive Officer)